SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

October 14, 2010
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2010, Schiff Nutrition International, Inc. (the “Company”) entered into a Standstill Agreement (the “Standstill Agreement”) with TPG STAR SNI, L.P. (“TPG”) in connection with the Stock Purchase Agreement described in Item 8.01.  Under the Standstill Agreement, TPG agreed that during the term of the Standstill Agreement, none of TPG, its affiliates, nor any of its representatives would in any manner (other than as expressly permitted and set forth in the Stockholders Agreement described in Item 8.01 below), singly or as part of a group, directly or indirectly:

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effect or seek, offer or propose to effect, or announce any intention to effect or cause or participate in or in any way directly or indirectly cause any other person to effect or seek, offer or propose to effect or participate in (i) any acquisition of the beneficial ownership of any voting securities in excess of one percent (1%) of the aggregate number of voting securities that are, as of the date of the Standstill Agreement, issued and outstanding, or any assets or businesses of the Company or any of its subsidiaries (except the acquisition of voting securities in respect of Purchased Shares (as defined in Item 8.01 below) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction of the Company or the acquisition of voting securities directly from the Company), (ii) any tender or exchange offer, merger or other business combination involving the Company, any of its subsidiaries or the assets of the Company or its subsidiaries constituting a significant portion of the consolidated assets of the Company or its subsidiaries, (iii) any dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) a “solicitation” of “proxies” or consent to vote any voting securities of the Company or any of its subsidiaries or affiliates;

●	form, join or in any way participate in a group with respect to the Company or otherwise act in concert with any person in respect of any such voting securities;

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otherwise act, alone or in concert with any person, to seek representation on or to control or influence the management, the Company’s Board of Directors (the “Board”) or policies of the Company or to obtain representation on the Board;

●	take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in the first clause above; or

●	enter into any discussions or arrangements with any third party with respect to any of the foregoing.

The term of the Standstill Agreement lasts from the date of the Standstill Agreement to the earlier of the third (3rd) anniversary of the date of the Stock Purchase Agreement, or a Change of Control of the Company, as defined in the Standstill Agreement.  The standstill restrictions also lapse upon the occurrence of certain other events, as further described in the Standstill Agreement.

The foregoing summary of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  The descriptions of the Stock Purchase Agreement and the Stockholders Agreement set forth in Item 8.01 below are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Stockholders Agreement described in Item 8.01 below, TPG designated for appointment, and the Board appointed, Messrs. William E. McGlashan, Jr. and Matthew T. Hobart as directors of the Company.  The Board also appointed Mr. McGlashan to serve on the Compensation Committee and Mr. Hobart to serve on the Executive Committee of the Board.

Mr. McGlashan is a founding Partner of TPG Growth formed in 2004.  Prior, Mr. McGlashan was the Chairman and CEO of Critical Path. He joined Critical Path in April of 2001 to undertake a major financial and operational restructuring of the company. Previously, Mr. McGlashan co-founded and served as CEO of Vectis Group, a venture corporation that capitalized and built companies in emerging markets, in partnership with leading U.S. technology businesses. He also co-founded and served as President of Pharmanex, Inc., a leading phyto-pharmaceutical and dietary supplement company with annual sales of approximately $1 billion globally. Prior to Pharmanex, Mr. McGlashan was a senior associate with Bain Capital and Information Partners.  He earned a B.A. with honors from Yale University and an M.B.A. from the Stanford Graduate School of Business.  Mr. McGlashan is a member of Young Presidents' Organization in the San Francisco Barbary Coast chapter.  He serves on the Boards of XOJET, David’s Bridal, AgraQuest, SuccessFactors, Elevance Renewable Sciences, Bay Area Discovery Museum and the Advisory Council for the Yale School of Management.

Prior to joining TPG Growth in 2004, Mr. Hobart was the Vice President of Corporate Development for Critical Path, where he was part of a turnaround team that led Critical Path through a major financial and operational restructuring. Previously, Mr. Hobart co-founded and served as a Managing Director of Vectis Group, a venture corporation that capitalized and built companies globally, in partnership with leading U.S. technology businesses. Prior to Vectis Group, he made private equity investments in the US and Europe for the $2.2 billion Morgan Stanley Capital Partners III L.P. and helped raise and invest the $350 million Morgan Stanley Global Emerging Markets Fund.  Mr. Hobart earned a B.A. with Honors in Economics from Miami University and an M.B.A., from the Stanford Graduate School of Business.

For so long as Eric Weider, the Chairman of the Board, does not receive any compensation for his service on the Board, neither Mr. McGlashan nor Mr. Hobart will receive compensation for their service on the Board.

In accordance with the terms of certain management and non-employee director award agreements and the 2004 Incentive Award Plan, as amended (the “Plan”), the consummation of the transactions contemplated by the Stock Purchase Agreement and the execution of the Stockholders Agreement triggered the accelerated vesting, and in certain cases accelerated payment, of certain awards granted under the Plan.

The description of the Stock Purchase Agreement and the Stockholders Agreement set forth in Item 8.01 below are incorporated herein by reference.

Item 8.01.	Other Events.

On October 14, 2010, TPG entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Weider Health and Fitness (“WHF”), the majority shareholder of the Company, pursuant to the terms of which, WHF sold, and TPG purchased, 7,486,574 shares of the Company’s Class A Common Stock (the “Purchased Shares” and such transaction, the “Sale”) for an aggregate total of $48,836,167, which Purchased Shares were converted from 7,486,574 shares of the Company’s Class B Common Stock in accordance with the Company’s Certificate of Incorporation immediately prior to the consummation of the Sale.

Concurrent with the execution of the Stock Purchase Agreement, WHF and TPG entered into a Stockholders Agreement (the “Stockholders Agreement”), which provided TPG with certain rights, including:

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for as long as TPG and its affiliates hold at least 50% of the Purchased Shares, WHF has agreed to vote against, and cause the Company not to, (i) declare dividends or redemptions of Company common stock, with certain exceptions, (ii) issue debt or debt-like securities that are convertible into shares or execute indebtedness for borrowed money or lease transactions, with certain exceptions, (iii) merge or consolidate the Company with any other person, subject to certain exceptions, (iv) acquire or invest in another person (other than acquisitions or investments which do not exceed $7,500,000 and which, with certain exceptions, would not result in a change in control of the Company), (v) sell or dispose of more than 25% of the Company’s assets, (vi) engage in certain transactions with affiliates, (vii) alter the size of the Board, (viii) hire, terminate or replace certain executive officers and (ix) decide to engage in any line of business other than the Company’s current line of business that involves an expenditure or investment in an amount that exceeds $500,000;

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for so long as TPG holds at least 25% of the Purchased Shares, WHF has agreed to vote against, and cause the Company not to, (i) engage in a change of control transaction unless TPG will receive in excess of three times the purchase price paid for the Purchased Shares, (ii) authorize or issue any equity security or convertible security with equal or superior rights to any security already authorized by the Company, other than pursuant to a benefit plan, (iii) issue any Class B Common Stock or authorize any additional class of common stock and (iv) alter the Company’s certificate of incorporation or by laws;

Additionally, from and after the fifth (5th) anniversary of the Stockholders Agreement, as long as TPG and its affiliates continue to own at least 30% of the Purchased Shares, WHF will, upon the request of TPG, use its reasonable best efforts to cause the Board to approve the initiation of a sale of the Company and provide certain assistance in connection with the sale, and, to the extent the sale is a Qualified Change of Control (as defined in the Stockholders Agreement), and has been approved by TPG’s board and the Company’s Board, to vote in favor of such sale.

Both WHF and TPG have agreed to certain restrictions on the transfer of their respective shares of Company capital stock and each of WHF and TPG have certain tag-along and drag-along rights.

Under the Stockholders Agreement, TPG has the right to designate a certain number of directors to serve on the Company’s Board.  In particular, WHF agreed, among other things, to vote all shares of the Company’s capital stock it beneficially owns in favor of, or to otherwise approve and use its reasonable best efforts to cause the Company to include on the Board:

(i) at any time TPG and its affiliates beneficially own in excess of the Purchased Shares, two (2) directors designated by TPG, plus a number of directors designated by TPG that is equal to the product of the number of directors then serving on the Board, multiplied by the percentage of TPG’s and its affiliates’ collective ownership of the total number of Company shares outstanding, rounded down to the nearest whole number, less the two (2) directors already to be designated by TPG;

(ii) for so long as TPG and its affiliates beneficially own at least 25% and 100% or less of the Purchased Shares (and subject to clause (iii)), two (2) directors designated by TPG; and

(iii) for so long as TPG and its affiliates beneficially own at least 25% but less than 50% of the Purchased Shares and WHF beneficially owns at least 50% of the shares of Class B Common Stock owned as of the date of the Stockholders Agreement, one (1) director designated by TPG.

The Stockholders Agreement will terminate if TPG and its affiliates cease to own at least 10% of the shares of Class A Common Stock purchased.

The Company issued a press release on October 15, 2010 announcing TPG’s purchase of the shares from WHF, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Standstill Agreement between Schiff Nutrition International, Inc. and TPG STAR SNI, L.P. dated October 14, 2010
99.1	Press release dated October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title:Executive Vice President and Chief Financial Officer
Date: October 15, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Standstill Agreement between Schiff Nutrition International, Inc. and TPG STAR SNI, L.P. dated October 14, 2010
99.1	Press release dated October 15, 2010